                                                                    EXHIBIT 10.3

                         NONQUALIFIED STOCK OPTION PLAN
                                       OF
                               PIERCE LEAHY CORP.

1.       Purpose. The purpose of this Nonqualified Stock Option Plan is to give
         -------
Key Employees of the Company an opportunity to acquire shares of Common Stock of the Company, to provide an incentive for Key Employees to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for Key Employees to join or remain with the Company. It is the intention of the Company that no Stock Option awarded pursuant to this Plan shall be an "incentive stock option" within the meaning of Section 422 of the Code.

2.       Definitions. The following definitions shall apply for purposes of this
         -----------
Plan and any agreement evidencing an award of a Stock Option hereunder:

         (a) "Beneficiary" shall mean the person or persons designated by a Key Employee, in such form as the Board shall prescribe, to receive the balance payable to the Key Employee pursuant to Section 8, below, in the event of his death. In the absence of a valid Beneficiary designation or if the designated Beneficiary does not survive the Key Employee, the Key Employee's Beneficiary shall be his estate.

         (b) "Board" shall mean the Board of Directors of the Company.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         (d) "Committee" shall mean the committee of Board members appointed to administer the Plan pursuant to Section 3(a), below.

         (e) "Common Stock" shall mean shares of Class B common stock issued by the Company, or such class of shares to which such shares are converted hereafter.

         (f) "Company" shall mean Pierce Leahy Corp.

         (g) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, P.L. 93-406, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         (h) "Indebtedness" shall mean (i) all indebtedness (including principal, interest, fees and charges) of the Company for borrowed money or for the deferred purchase price of property or services; excluding amounts deferred and that are owing on account of consulting or non-competition agreements arising out of acquisitions of businesses or from consulting and non-competition agreements existing on June 30, 1994, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of the Company and all unpaid drawings in respect of such letters of credit, (iii) all indebtedness of the types described in clauses (i), (ii), (iv), (v), (vi) or (vii), hereof secured by a lien on any property owned by the Company, whether or not such indebtedness has been assumed by the Company, (iv) rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of the Company, (v) all obligations of the Company to pay a specified purchase price for goods or services, whether or not delivered or accepted, (vi) all obligations of the Company in the nature of guarantees, and (vii) all obligations of the Company under any hedging agreement; provided, however, that "Indebtedness" shall not include accrued expenses and current trade accounts payable, in each case, incurred in the ordinary course of business.

         (i) "Interest Expense" shall mean, for any period, the total interest expense of the Company payable during such period in respect of all Indebtedness for such period plus, without duplication, that portion of the obligations described in Section 2(h)(iv), above, representing the interest factor for such period.

         (j) "Key Employee" shall mean any employee of the Company who is a member of a select group of management or highly compensated employees.

         (k) "Net Income" shall mean, for any period, the Company's net income for such period (i) before Interest Expense and provision for taxes and, for so long as the Company is an S Corporation, dividends paid to the Company's shareholders equal to their taxes on the Company's income for such period, and
(ii) adjusted by adding thereto the amount of all amortization of intangibles, depreciation and any management fees, bonuses, or consulting or directors' fees not in excess of $2,000,000, in the aggregate, paid on and after June 30, 1994 but before June 30, 1997 by the Company to Pierce Family Partnership, Ltd., Pierce Real Estate Company, the Pierce Group or their successors and assigns.

         (l) "Plan" shall mean the Nonqualified Stock Option Plan of Pierce Leahy Corp., as evidenced hereby, or as amended from time to time.

         (m) "Stock Option" shall mean an option issued pursuant to this Plan.

         (n) "S Corporation" shall mean a corporation which is eligible to make the election described in Section 1362(a) of the Code and for which such election is in effect.

         (o) "Termination for Cause" shall mean termination of employment of a Key Employee due to (i) disloyalty, including, but not limited to, intentional unauthorized divulgence of Company records, secrets, or the like, (ii) dishonesty, including, but not limited to, theft or falsification of records or the like, (iii) insubordination, or (iv) the commission of a crime.

         (p) "Total and Permanent Disability" shall mean a physical or mental condition of a Key Employee resulting from a bodily injury or disease or mental disorder which renders him incapable of continuing in the employment of the Company as certified by a qualified physician selected or approved by the Board.

         (q) "Valuation Date" shall mean December 31, 1994 and the last day of each calendar quarter thereafter.

         (r) "Vested Percentage" shall mean, with respect to a Stock Option granted to a Key Employee, 100% in the case of a Key Employee who terminates employment on account of death or Total and Permanent Disability. In all other cases, the Key Employee's Vested Percentage shall be determined in accordance with the terms of the Stock Option agreement; or in the absence of any specific provision in the Stock Option agreement with respect to the determination of the Key Employee's Vested Percentage, in accordance with the following schedule:

                  Years from Date of Grant            Vested Percentage
                  ------------------------            -----------------
                    less than 1                          0%
                              1                         20%
                              2                         40%
                              3                         60%
                              4                         80%
                              5 or more                100%

3.       Administration.
         --------------
         (a) Board of Directors. The Plan shall be administered by the Board;
             ------------------
provided, however, the Board may delegate its powers with respect to the administration of the Plan (except its powers under Section 13(c)) to the Committee, the members of which shall be appointed by the Board and shall consist of not less than three members of the Board. If the Board chooses to appoint a Committee, references herein to the Board (except in Section 13(c)) shall be deemed to refer to the Committee. The Board or the Committee, if the Committee is appointed to carry out the

Board's responsibilities hereunder, shall be the "plan administrator" with respect to the Plan within the meaning of ERISA.

         (b) Powers. Within the limits of the express provisions of the Plan,
             ------
the Board shall determine:

                (i) the Key Employees to whom awards hereunder shall
                    be granted,

               (ii) the time or times at which such awards shall be
                    granted,

              (iii) the amount and form of any awards, and

               (iv) the limitations, restrictions and conditions
                    applicable to any such award.

In making such determinations, the Board may take into account the nature of the services rendered by such employees, or classes of employees, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.

         (c) Interpretations. Subject to the express provisions of the Plan, the
             ---------------
Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan. The Board shall have discretionary authority to construe the terms of the Plan.

         (d) Determinations. The determinations of the Board on all matters
             --------------
regarding the Plan shall be conclusive.

         (e) Nonuniform Determinations. The Board's determinations under the
             -------------------------
Plan, including without limitation, determinations as to the persons to receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

4.       Maximum Limitations. The aggregate number of shares of Common Stock
         -------------------
available for grant under the Plan is 1,141 shares, subject to adjustment pursuant to Section 10. Shares of Common Stock issued upon exercise of Stock Options may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or canceled, without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option, or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Stock Option.

5.       Conditions of Options. Each Stock Option shall be granted pursuant to a
         ---------------------
written agreement between the Company and the Key Employee which shall set forth the following conditions and such other restrictions and limitations as the Board, in its discretion, shall determine:

         (a) Exercise Price. Each Stock Option shall grant the right to purchase
             --------------
the number of shares set forth therein at a price which is equal to or greater than the fair market value of the Common Stock as of the Valuation Date immediately coinciding with or preceding the date of the grant.

         (b) S Corporation Status. In no event shall a Key Employee be permitted
             --------------------
to exercise any Stock Option while the Company is an S Corporation.

6.       Loan Feature. The Board, in its discretion, may direct the Company to
         ------------
make a loan to a Key Employee whose Vested Percentage with respect to one or more Stock Options is at least 60%. The maximum amount of any such loan shall be 25% of the amount which would be payable to the Key Employee pursuant to Section 8, below, if he had terminated employment other than on account of death or Total and Permanent Disability as of the date of the loan, minus the amount of any outstanding loans to the Key Employee pursuant to this Section 6. Any loan, when added to the outstanding balance of all other loans from the Company to the Key Employee, in excess of $10,000 shall bear interest at a variable rate equal to the Federal short-term rate in effect under Section 1274(d) of the Code, compounded semiannually. Any such loan shall be evidenced by a written instrument, and shall be payable in full at any time on the demand of the Company and shall be subject to any additional terms and conditions as the Board, in its discretion, may prescribe; provided, however, that any such loan shall in all events be repaid in full either -

         (a) before the Key Employee acquires any shares of Common Stock pursuant to the exercise of any Stock Option or,

         (b) immediately after the Key Employee acquires any shares of Stock pursuant to the exercise of any Stock Option by means of a reduction in the number of shares issued to the Key Employee pursuant to such exercise by the number of shares having a fair market value equal to the outstanding balance of the loan.

7.       Exercise of Stock Options. Stock Options may be exercised by an
         -------------------------
optionee by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefor. At the time that a Stock Option or any part thereof is exercised, payment for the Common Stock issuable thereupon shall be made in full either -

         (a)      by check (subject to collection), or

         (b) if the Board in its discretion agrees to accept, in shares of Common Stock (the number of such shares paid for each share subject to the Stock Option, or part thereof, being exercised shall be determined by dividing the exercise price by the fair market value per share of the Common Stock on the date of exercise); provided that the Board shall accept shares of Common Stock after the Common Stock has become readily tradeable on an established securities market only if such shares have been held by the optionee for more than six months.

As soon as practicable following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee, shall be delivered to the optionee.

8.       Termination of Employment.
         -------------------------
         (a) Automatic Expiration of Options. Immediately upon the termination
             -------------------------------
of employment with the Company for any reason (including death) of a Key Employee who holds one or more Stock Options, such Key Employee's Stock Options, to the extent unexercised, shall expire; provided, however, that if a Key Employee terminates employment after the Common Stock has become readily tradeable on an established securities market, other than pursuant to a Termination for Cause, his Stock Options shall not expire until the end of the 90-day period following the date of his termination. To the extent provided in
Section 8(b) below, the Key Employee (or his Beneficiary in the event of his death), shall be entitled to payments pursuant to such Section.

         (b)      Payment of Option Value.
                  -----------------------

                    (i) Upon termination of employment with the Company, except as provided in Section 8(b)(iv), below, the Key Employee (or his Beneficiary, in the event of his death) shall be entitled to receive the Vested Percentage of the value (if any), as of the Valuation Date coinciding with or immediately preceding his termination of employment, of Stock Options which were held by the Key Employee as of the date of his termination of employment or death. For this purpose, the value of the Key Employee's Stock Options shall be equal to (I) the aggregate fair market value of the unacquired shares of Common Stock to which such Options relate, minus (II) the principal amount of any outstanding loan pursuant to Section 6, above, minus (III) the aggregate exercise price of such unacquired shares under such Options.

                   (ii) The amount determined pursuant to Section 8(b)(i), above, shall be paid to the Key Employee (or his Beneficiary, in the event of his death) by the Company in cash in five equal installments, without interest. The first installment shall be payable as soon as practicable following the date of the Key Employee's termination of employment, and each succeeding installment shall be paid on the next four anniversaries of the date of his termination of employment, or as soon as practicable thereafter. Notwithstanding the foregoing, the Board, in its sole discretion, may direct the Company to pay the Vested Percentage of the value of the Key Employee's Stock Options in a single lump sum as soon as practicable following his termination of employment, or in the event that installment payments have commenced pursuant to this
                              Section 8(b), may direct the Company to pay the balance thereof in a single lump sum.

                   (iii) Payments pursuant to Section 8(b)(ii), above, shall be suspended for so long as such payments are inconsistent with the terms of any negative covenants, representations, or warranties set forth in any loan or financing agreement between the Company and one or more persons; and, in that event, no Key Employee shall have any recourse against the Company or any officer, director, shareholder, employee or agent thereof.

                    (iv) This Section 8(b) shall be ineffective in the case of a Key Employee whose termination of employment with the Company (I) is a Termination for Cause, or (II) occurs while the Common Stock is readily tradeable on an established securities market.

9.       Transferability. No Stock Option may be transferred, assigned, pledged
         ---------------
or hypothecated (whether by will or the applicable laws of descent or distribution or otherwise). No Stock Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option, or levy of attachment or similar process upon the Stock Option not specifically permitted herein shall be null and void and without effect. A Stock Option may be exercised only by a Key Employee during his or her lifetime while employed by the Company.

10.      Adjustment Provisions. The aggregate number of shares of Common Stock
         ---------------------
with respect to which Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option, and the option price per share of each such Stock Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a division or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 10 shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.

11.      Dissolution, Merger and Consolidation. Upon the dissolution or
         -------------------------------------
liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Stock Option granted hereunder shall expire as of the effective date of such transaction, in which case each Key Employee to whom one or more Stock Options have been granted shall be entitled to receive payments equal to the payments which would have been made pursuant to Section 8, above, if the Key Employee had terminated employment (for reasons other than death or Total and Permanent Disability) immediately before the dissolution, liquidation, merger or consolidation.

12.      Claims Procedures.
         -----------------
         (a) In General. If a claim for payment or other benefits under this
             ----------
Plan made by a Key Employee or Beneficiary ("claimant") is denied, notice of such denial shall be given in accordance with Section 12(b), below, within a reasonable period of time after receipt of the claim by the Board. If such notice is not furnished in accordance with the requirements of Section 12(b), below, within a reasonable period of time after receipt of the claim, the claim shall be deemed denied and the claimant shall be permitted to proceed to the review stage described in Section 12(c), below. For purposes of this Section 12(a), a period of time is reasonable only if it is not longer than 90 days, unless special circumstances require a period of not more than 180 days and written notice of such extension is given to the claimant before expiration of this initial 90-day period.

         (b) Content of Notice of Denial.  The Board shall provide
             ---------------------------
to a claimant written notice setting forth in a manner calculated to be understood by the claimant:

                    (i)      the specific reason or reasons for the
                             denial;

                   (ii)      specific reference to pertinent Plan
                             provisions on which the denial is based;

                  (iii)      a description of any additional material or

                             information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                   (iv) appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review.

         (c) Review Procedures. The claimant or his duly authorized
             -----------------
representative shall have a reasonable opportunity to appeal a denied claim to the Board. The claimant or his duly authorized representative may:

                    (i) request a review upon written application to the Plan within 60 days after receipt by the claimant of written notification of denial of his claim;

                   (ii)       review pertinent documents; and

                  (iii)       submit issues and comments in writing.

The Board's decision shall be made no later than 60 days after its receipt of the claimant's request for review, unless special circumstances require an extension of no more than an additional 60 days. The Board's decision on review shall be in writing and shall include specific reasons for its decision and references to the pertinent Plan provisions on which the decision is based.

13.      Miscellaneous.
         -------------

         (a) Legal and Other Requirements. The obligation of the Company to sell
             ----------------------------
and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

         (b) No Obligation To Exercise Options. The granting of a Stock Option
             ---------------------------------
shall impose no obligation upon an optionee to exercise such Stock Option.

         (c) Termination and Amendment of Plan. The Board may from time to time
             ---------------------------------
alter, amend or suspend the Plan, or may at any time terminate the Plan, for any reason, subject to the approval of the Company's shareholders if such approval is required by law.

         (d) Application of Funds. The proceeds received by the Company from the
             --------------------
sale of Common Stock pursuant to Stock Options will be used for general corporate purposes.

         (e) Withholding Taxes. Upon the exercise of any Stock Option,the
             -----------------
Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements then applicable prior to the delivery of any certificate or certificates for shares of Common Stock.

         (f) Right To Terminate Employment. Nothing in the Plan or any agreement
             -----------------------------
entered into pursuant to the Plan shall confer upon any Key Employee or other optionee the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of such Key Employee or other optionee.

         (g) Rights as a Shareholder. No optionee shall have any right as a
             -----------------------
shareholder unless and until certificates for shares of Common Stock are issued to him or her.

         (h) Leaves of Absence. The Board shall be entitled to make such rules,
             -----------------
regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by any Key Employee. Without limiting the generality of the foregoing, the Board shall be entitled to determine:

              (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and

             (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any Key Employee who takes such leave of absence.

         (i) Fair Market Value. Whenever the fair market value of Common Stock
             -----------------
is to be determined under the Plan as of a given Valuation Date, such fair market value (of all outstanding shares of Common Stock) shall be equal to x plus y minus z, where

             x equals the product of the Company's Net Income for its most recent period of four consecutive calendar quarters multiplied by eight (8),

             y equals the value of the cash and cash equivalents held by the Company as of such Valuation Date, and

             z equals the Indebtedness as of such Valuation Date and such other obligations existing as of such Valuation Date as are typically subtracted from the Company's gross value in determining the Company's net equity.

         (j) Notices. Every direction, revocation or notice authorized or
             -------
required by the Plan shall be deemed delivered to the Company on the date it is personally delivered to the Secretary of the Company at its principal executive offices or three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee on the date it is personally delivered to him or her or three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

         (k) Applicable Law. All questions pertaining to the validity,
             --------------
construction and administration of the Plan and Stock Options granted hereunder shall be determined in conformity with the laws of the Commonwealth of Pennsylvania, to the extent not superseded by federal law.

         (l) Elimination of Fractional Shares. If under any provision of the
             --------------------------------
Plan which requires a computation of the number of shares of Common Stock subject to a Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.


                                    * * * * *



         I, Michael J. Pierce, Secretary of Pierce Leahy Corp. (the "Corporation"), hereby certify that a resolution adopting the foregoing Nonqualified Stock Option Plan of Pierce Leahy Corp. was approved at a duly convened meeting of the Board of Directors of the Corporation held on September 23, 1994.

                                         Michael J. Pierce     Sept. 23, 1994
                                         ------------------------------------
                                          signature            date

                                 AMENDMENT NO. 1
                                     TO THE
                         NONQUALIFIED STOCK OPTION PLAN
                                       OF
                               PIERCE LEAHY CORP.

                              W I T N E S S E T H:
                              - - - - - - - - - -


         WHEREAS, the Board of Directors of Pierce Leahy Corp. ("Employer") adopted the Nonqualified Stock Option Plan of Pierce Leahy Corp. ("Plan") on September 23, 1994; and

         WHEREAS, the Employer wishes to amend the Plan to correct a clerical error made in the drafting of the Plan document, and to conform the written terms of the Plan to the intent of the Employer in establishing the Plan and in granting options thereunder.

         NOW, THEREFORE, subsection (b) of Section 5 of the Plan is hereby clarified by revising such subsection to read as follows:

              (b) Time of Exercise. In no event shall any option granted
                  ----------------
         hereunder, to the extent it is vested, be exercisable before the earlier of the tenth (10th) anniversary of the date of this grant or the first date on which the Company ceases to qualify as an S Corporation.

                                    * * * * *


     I, Michael J. Pierce, Secretary of Pierce Leahy Corp. ("Corporation"), hereby certify that a resolution adopting the foregoing amendment to the Nonqualified Stock Option Plan of Pierce Leahy Corp. was approved at a duly convened meeting of the Board of Directors of the Corporation held on December 15, 1995.


                    /s/ Michael J. Pierce          12/5/95
                    --------------------------------------
                    signature       date